Exhibit 10.26

IN MAKING AN INVESTMENT DECISION CONTRIBUTING PARTIES MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES SUBSCRIBED FOR HEREUNDER HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES SUBSCRIBED FOR HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. CONTRIBUTING PARTIES SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of January 24, 2014, by and among PSAV Holdings LLC, a Delaware limited liability company (the “Company”), and the individuals listed on the signature page hereto (each a “Contributing Party” and collectively the “Contributing Parties”).

RECITALS

WHEREAS, PSAV Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Buyer”) and AVSC Holding LLC, a Delaware limited liability company (“Seller”) have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Buyer has agreed to purchase the outstanding shares (other than the shares previously held by the Contributing Parties) of common stock of AVSC Holding Corp. (the “Target”, and such purchase the “Transaction”) (capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement);

WHEREAS, prior to and without giving effect to the consummation of the Transaction, the Contributing Parties own Common Units and Operating Units (as such terms are defined in the Seller’s Amended and Restated Limited Liability Company Agreement) of the Seller (the “Owned Interests”);

WHEREAS, pursuant to the Distribution Agreement among the Seller and the Contributing Parties dated as of the date hereof and prior to the consummation of the Transaction, a certain number of shares of common stock of the Target (the “Target Shares”) were distributed to each of the Contributing Parties (the “Distribution”);

WHEREAS, after the consummation of the Distribution but prior to the consummation of the Transaction, each Contributing Party exchanged all of their Target Shares for shares of common stock of PSAV Intermediate Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Intermediate Corp.”) pursuant to that certain Rollover Agreement between Intermediate Corp. and the Contributing Parties, dated as of the date hereof (the “Rollover”);

EXECUTION VERSION

WHEREAS, after the consummation of the Rollover but prior to the consummation of the Transaction, each Contributing Party desires to contribute and transfer to the Company, and the Company has agreed to accept from each Contributing Party, all of each of the Contributing Parties’ right, title and interest in, to and under, their shares of common stock, par value $0.001, of Intermediate Corp., as set forth on Schedule 1 (the “Intermediate Corp. Shares”); and

WHEREAS, in connection therewith, the Company agrees that, in exchange therefore, the Company shall issue Class A Units (as such term is defined in the Company’s Amended and Restated Limited Liability Agreement (the “LLC Agreement”)) to each of the Contributing Parties (the “Issuance”), and each Contributing Party shall become a member of the Company in accordance with the terms of the LLC Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Identification of Exchange Shares. Each Contributing Party hereby designates all of the Intermediate Corp. Shares he or she currently holds as “Exchange Shares” to be exchanged for the New Class A Units (as defined below) in accordance with the terms and conditions set forth in this Agreement.

2. Exchange. Immediately after the consummation of the Rollover but prior to the consummation of the Transaction and without further action by the Contributing Parties, all of the Contributing Parties’ right, title and interest in and to the Exchange Shares will be assigned, transferred and delivered to the Company free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, “Liens”). Each Contributing Party hereby appoints any executive officer of the Company, as its attorney-in-fact to execute all further assignment instruments, if any, that may be necessary or appropriate in connection with the transactions contemplated hereby.

3. Issuance of Class A Units. As consideration for the assignment, transfer and delivery of the Exchange Shares pursuant to Section 2, the Company will issue in the name of each Contributing Party the applicable number of Class A Units as set forth on Schedule 2 attached hereto (the “New Class A Units”). Each Contributing Party hereby acknowledges and agrees that the issuance of the New Class A Units pursuant to this Section 3 shall constitute complete satisfaction of all obligations or any other sums due to such Contributing Party with respect to the Exchange Shares.

4. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the Closing Date immediately prior to consummation of the Transaction. At the Closing, as a condition precedent to the obligation of the Company to issue to the Contributing Parties any New Class A Units pursuant to Section 2 or Section 3 hereof, each Contributing Party shall deliver to the Company a duly executed counterpart signature page to the LLC Agreement substantially in the form attached hereto as Exhibit A.

EXECUTION VERSION

5. Representations and Warranties of the Contributing Parties. To induce the Company to receive the Exchange Shares and issue the New Class A Units as herein provided, each Contributing Party makes the following representations and warranties to the Company, each and all of which shall be true and correct as of the date of this Agreement, and shall survive the execution and delivery of this Agreement:

a. The Contributing Party is an adult with full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

b. The Contributing Party (i) owns all of the Exchange Shares free and clear of any Liens, (ii) has the legal capacity to purchase and hold the New Class A Units and represents that the exchange for the New Class A Units and the execution and delivery of this Agreement by the Contributing Party and the consummation of the transactions contemplated hereby will not result in (A) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which the Contributing Party or the Contributing Party’s property is bound, (B) any violation by the Contributing Party of any applicable law, regulation or court decree or (C) any obligation of the Contributing Party to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction; (iii) has obtained such tax and legal advice that he or she has deemed appropriate; and (iv) represents that the Contributing Party’s home address is as set forth on the signature page hereof.

c. All action on the part of the Contributing Party necessary for the execution and delivery by the Contributing Party of this Agreement and the performance of its obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Contributing Party and it constitutes a valid and legally binding obligation of the Contributing Party, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

d. The Contributing Party has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision with respect thereto.

e. The Contributing Party has had an opportunity to consult with legal and financial advisors concerning this Agreement and its subject matter. The Contributing Party has read and understood this Agreement and has received, and read, and is familiar with, the LLC Agreement and is aware that no federal or state agency has passed upon the New Class A Units or made any finding or determination concerning the fairness of this investment. The Contributing Party has not relied on the Company for any information regarding the Company or the value of the New Class A Units. The Contributing Party acknowledges that neither the Company nor any of its Affiliates is acting as a fiduciary or financial or investment advisor to the Contributing Party, and have not given the Contributing Party any investment advice, opinion or other information on whether the exchange described herein is prudent.

EXECUTION VERSION

f. The Contributing Party understands that its investment in the Company involves a high degree of risk and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Contributing Party’s investment in such securities.

g. The Contributing Party has been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated by the Purchase Agreement and by this Agreement, which the Contributing Party has requested to examine.

h. The New Class A Units for which the Contributing Party hereby subscribes will be acquired for its own account for investment purposes only. The Contributing Party (i) acknowledges that the New Class A Units have not been registered under the Securities Act or any applicable state securities laws, (ii) is not purchasing the New Class A Units with a view toward distribution in a manner which would require registration under the Securities Act and (iii) does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the New Class A Units for which it hereby subscribes.

i. The Contributing Party further acknowledges that, except as provided herein, it is receiving the New Class A Units without any representation or warranty, express or implied, at law or in equity, by the Company, Olympus Growth Fund VI, L.P., Broad Street Principal Investments, L.L.C., or any of their respective officers, managers, employees, Affiliates, Subsidiaries or advisors, including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the business of the Company and its Subsidiaries after the Closing Date in any manner, or (iii) the probable success or profitability of the business of the Company and its Subsidiaries after the Closing Date. In furtherance of the foregoing, except as may be provided in any definitive written agreement between the Contributing Party and the Company, such Contributing Party acknowledges that solely in connection with such Contributing Party’s investment in the Company, no representation or warranty, express or implied, at law or in equity, of the Company or any of the other equityholders of the Company, or any of their respective officers, directors, employees, Affiliates or advisors with respect to the Company, the New Class A Units, its Subsidiaries, the business of the Company and its Subsidiaries or any of the assets or liabilities of the Company and its Subsidiaries, including any litigation relating to the Company and any financial projection or forecast delivered to such Contributor with respect to the revenues or profitability which may arise from the operation of the Company and its Subsidiaries either before or after the Closing Date, shall form the basis of any claim against the Company, any of the other equityholders of Company or any of their respective officers, directors, employees, Affiliates or advisors with respect thereto or with respect to any related matter.

j. Except as otherwise indicated on the signature page hereto, the Contributing Party is an “accredited investor” within the meaning of Rule 501(a) under the Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a)

EXECUTION VERSION

under the Act. Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(i) Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

(ii) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(iii) Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

(iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(v) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(vi) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

(vii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(viii) Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

(ix) Any entity in which all of the equity owners are accredited investors.

k. The Contributing Party understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The Contributing Party represents and warrants that it is not a person named on an OFAC list, nor is such Contributing Party a person with whom dealings are prohibited under any OFAC regulation.

EXECUTION VERSION

6. Representations and Warranties of the Company. The Company makes the following representations and warranties to the Contributing Party, each and all of which shall be true and correct as of the date of this Agreement, and shall survive the execution and delivery of this Agreement:

a. It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite legal and limited liability company power to enter into this Agreement, perform its obligations hereunder, and own its properties and assets.

b. All limited liability company action on the part of the Company necessary for the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and it constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

c. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder will not (i) result in any violation of its organizational documents, (ii) result in any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound, (iii) result in any violation of any applicable law, regulation, injunction, order or court decree, (iv) assuming the accuracy of the representations and warranties of the Contributing Party set forth herein, result in any obligation of the Company to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction or (v) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any of its assets or properties.

d. When issued in accordance with the terms of this Agreement, the New Class A Units will be (i) duly authorized and validly issued, and (ii) free and clear of all Liens, except (A) as set forth in the LLC Agreement, (B) Liens created by or imposed upon the Contributing Party and (C) restrictions on transfer under federal, state and/or foreign securities laws.

7. Miscellaneous.

a. Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification,

EXECUTION VERSION

discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

b. Further Assurances. From time to time, as and when requested by the Company, any of the Contributing Parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

c. Transfer Restrictions. Each Contributing Party acknowledges and agrees that:

(i) the offering and sale of the Class A Units is intended to be exempt from registration under the Securities Act, by virtue of the provisions of Rule 506 of Regulation D promulgated under the Securities Act or under Rule 701 under the Securities Act as part of a compensatory benefit plan to reward and incentivize employees of the Company;

(ii) none of the Class A Units have been registered under the Securities Act or any securities or “blue sky” laws of any state;

(iii) there is no existing public or other market for the Class A Units and, except as otherwise specified in an Award Agreement (as defined in the LLC Agreement) with respect to any put right, there can be no assurance that the Contributing Party will be able to sell or dispose of the Class A Units being acquired by the Contributing Party hereunder; and

(iv) none of the Class A Units may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless (A) in accordance with the LLC Agreement and (B) such shares are (1) registered under the Securities Act or (2) an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state.

d. Restrictive Covenants. J. Michael McIlwain acknowledges and agrees that in connection with any Drag-Along Transaction or Forced Sale (as such terms are defined in the LLC Agreement) in which he participates, he may be required to agree to restrictive covenants consistent in terms of scope and duration with those set forth in Section 4 of that certain Unit Award Agreement dated as of January 24, 2014, between the Company and himself. J. Whitney Markowitz acknowledges and agrees that in connection with any Drag-Along Transaction or Forced Sale (as such terms are defined in the LLC Agreement) in which he participates, he may be required to agree to restrictive covenants consistent in terms of scope and duration with those set forth in Section 8 of that certain Unit Award Agreement dated as of January 24, 2014, between the Company and himself.

EXECUTION VERSION

e. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile (followed by overnight courier), E mail (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

If to the Company:

PSAV Holdings LLC c/o Broad Street Principal Investments, L.L.C.
200 West Street
New York, New York 10282
Attention:	Bradley Gross
Facsimile:	(212) 357-5505
E mail:	bradley.gross@gs.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael J. Aiello, Esq.
Facsimile:	(212) 310-8007
E mail:	michael.aiello@weil.com

with a copy to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60622
Attention:	John A. Schoenfeld and Benjamin P. Clinger
Facsimile:	(312) 862-2200
Email:	jschoenfeld@kirkland.com
benjamin.clinger@kirkland.com

If to the Contributing Party:

To the address set forth on the signature page hereto. with a copy to:

Thompson Coburn LLP
55 East Monroe Street
37th Floor
Chicago, IL 60603
Attention:	Mark S. Weisberg, Esq.
Facsimile:	(312) 580-2340
E mail:	mweisberg@thompsoncoburn.com

EXECUTION VERSION

f. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, agrees that all claims under any theory of liability, whether at law or equity, in contract, tort or otherwise, in respect of such action or proceeding may be heard and determined in any such court and agrees not to bring any such action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7.e, above. Nothing in this Section 7.f, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

g. Assignment. This Agreement shall not be assigned by any Contributing Party without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Company, the Contributing Parties and each of their respective heirs, successors and permitted assigns.

h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

EXECUTION VERSION

i. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

j. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

k. Tax Treatment. The exchange of the Exchange Shares for the New Class A Units is intended to qualify pursuant to Section 721 of the Internal Revenue Code of 1986, as amended, and no party shall take any position inconsistent therewith, on audit or otherwise, unless otherwise required by applicable law. Notwithstanding anything to the contrary, neither party makes any representations or warranties to the other party as to whether any third parties, including any taxing authority, will accept or agree with the intended characterization of the transaction as set forth herein.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PSAV INTERMEDIATE CORP.

By	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	President & Secretary

[Signature Page to Contribution and Exchange Agreement]

CONTRIBUTING PARTY

/s/ J. Michael McIlwain

By	J. Michael McIlwain

Address:	[Address]

The Contributing Party referenced above hereby certifies that he, she or it is:

☐	an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	not an “accredited investor”

[Signature Page to Contribution and Exchange Agreement]

SCHEDULE 1

SHARES OF INTERMEDIATE CORP.

Name of Contributing Party	Number of Shares of Intermediate Corp.
J. Michael McIlwain	4.55132

SCHEDULE 2

NEW CLASS A UNITS

Name of Contributing Party	Number of New Class A Units
J. Michael McIlwain	909.06773

EXHIBIT A

FORM OF COMPANY LLC AGREEMENT

(see attached)

Exhibit B

Form of Management Incentive Plan

(see attached)